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Dear

Enclosed you will find a new proxy card for Old Kent Financial Corporation. Due to an error in printing, a small number of proxy cards originally sent out were missing voting information on the back, thus rendering them invalid. If you could please sign and return the new card in the enclosed postage paid envelope at your earliest convenience, it would be appreciated. Should you have any questions, please contact us at (616) 771-5482, or toll-free at (800) 652-2657 extension 5482.

On behalf of Old Kent Bank please accept our apologies for any inconvenience this may have created.



Sincerely,


Old Kent Bank
Shareholder Services